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                                                                   Exhibit 23(b)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this registration statement on Form F-4, of our report dated February 17, 1999, included in Healthworld Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP
Melville, New York
February 3, 2000